Exhibit 99

FOR RELEASE – OCTOBER 27, 2020

Corning Reports Third-Quarter 2020 Results

Sales grew mid-teens sequentially, margins expanded significantly, and free cash flow exceeded $500 million

Innovation adoption and strong execution drove performance across company

CORNING, N.Y. – Corning Incorporated (NYSE: GLW) today announced strong financial results for the third quarter ended Sept. 30, 2020.

•	GAAP and core sales were $3.0 billion.
o	Core sales increased 16% sequentially, led by Environmental Technologies and Specialty Materials, which had sequential growth of 68% and 37%, respectively.
o	Core sales grew 1% year over year, led by Specialty Materials and Display Technologies, which had year-over-year growth of 23% and 4%, respectively.
•	GAAP EPS was $0.48 and core EPS was $0.43. Core EPS grew 72% sequentially. Core operating margin expanded to 18.3%, up 710 basis points sequentially and 20 basis points year over year.
•	Free cash flow for the third quarter was $518 million. Cumulative free cash flow for the first three quarters was $484 million. Cash balance grew to $2.5 billion.
•

Hemlock Semiconductor Group’s Sept. 9 share redemption transformed Corning’s long-time ownership into a majority position. Corning recognized $31 million of third-quarter sales from the newly consolidated Hemlock.

Wendell P. Weeks, chairman and chief executive officer, said, “We had a very strong quarter financially and operationally. Sales and operating income grew on improving demand and commercialization of our innovations. In all the industries we serve, important market trends are offering new opportunities that we’re uniquely qualified to address, and we’re supporting our customers with more Corning content for the products that people already buy.”

Weeks continued, “While our markets continue to flash green, we remain vigilant in our actions to safeguard the company’s financial strength. Operationally, we’re keeping a tight focus on cost and manufacturing execution.”

“When it comes to the global health fight, we’re all-in – mobilizing our capabilities to combat the virus while prioritizing the health, safety, and well-being of our employees. We are focused on responding effectively to the current global uncertainties, and we continue to rise to the challenges of these times.”

Advancing Key Growth Initiatives in Market-Access Platforms

Corning holds a leadership position in each of the markets addressed by its five Market-Access Platforms. In the third quarter, the company captured significant sales from new material inventions and continued to innovate with industry leaders. Highlights include:

© 2020 Corning Incorporated. All Rights Reserved.

Corning Reports Third Quarter 2020 Results

•

Mobile Consumer Electronics – Innovation adoption drove Specialty Materials sales up 23% year over year despite a declining smartphone market. Apple’s iPhone 12 launch highlighted Corning’s invention of the world’s first transparent, color-free glass-ceramic. Apple and Corning partnered to develop and scale manufacturing of Ceramic Shield, which offers unparalleled durability and toughness. Additionally, Samsung selected Corning® Gorilla® Glass Victus™, the toughest Gorilla Glass yet, for its Galaxy Note20 Ultra.

•

Life Sciences – Corning is contributing critical solutions in the global fight against COVID-19 – expanding Corning Valor® Glass capacity and supplying glass vials for vaccines as part of Operation Warp Speed. The company is also building on its leadership in Life Sciences by supporting diagnostic-testing and virus-research efforts.

•

Automotive – In Environmental Technologies, strong adoption of Corning’s gasoline particulate filters (GPF) and rebounding automotive demand supported 68% quarter-over-quarter sales growth. Corning earned industry recognition from the American Ceramic Society for the development of Corning® DuraTrap® GC Filters for automotive emissions control.

•

Optical Communications – Corning advanced significant 5G innovations to help operators expand and densify networks. Working with Verizon, Corning is enabling 5G mmWave deployments for retail stores, hospitals, manufacturing plants, and other indoor deployments. Corning also launched its Evolv™ 5G-ready connectivity solutions, which help operators speed deployment, reduce cost, and pack more fibers into tight spaces.

•	Display – Corning is ramping its new Gen 10.5 plants in China in both Wuhan and Guangzhou. These facilities position the company well to capture the fast-growing demand for large TVs.

Maintaining Financial Strength

Corning generated $518 million in free cash flow in the third quarter, exiting the quarter with $2.5 billion in cash.

Tony Tripeny, executive vice president and chief financial officer, said, “We’ve executed effectively and bolstered our healthy balance sheet despite the ongoing macroeconomic challenges. Corning’s third-quarter sales growth and cost actions led to strong sequential margin expansion, further demonstrating that the operational adjustments are working. We have the resources to deliver on our commitments and extend our market leadership as we continue to focus on operational excellence, cash flow generation, and prudent capital allocation.”

“We expect another solid quarter to end the year,” Tripeny concluded. “Our execution and market leadership position us to emerge from the current uncertainty even stronger. In the near term, we measure our success by our ability to outperform our markets, our innovation progress, and our balance sheet.”

© 2020 Corning Incorporated. All Rights Reserved.

Corning Reports Third Quarter 2020 Results

Third-Quarter 2020 Results and Comparisons

(In millions, except per-share amounts)

	Q3 2020	Q2 2020	% change	Q3 2019	% change
GAAP Net Sales	$3,001	$2,561	17%	$2,934	2%
GAAP Net Income (Loss)	$427	$(71)	**	$337	27%
GAAP EPS	$0.48	$(0.13)	**	$0.38	26%
Core Sales*	$3,007	$2,588	16%	$2,969	1%
Core Net Income*	$380	$218	74%	$397	(4%)
Core EPS*	$0.43	$0.25	72%	$0.44	(2%)

*Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website.

**Not Meaningful

Third-Quarter Segment Results

Display Technologies

	Q3 2020	Q2 2020	% change	Q3 2019	% change
Net Sales	$827	$753	10%	$793	4%
Net Income Before Tax	$248	$193	28%	$234	6%
Net Income	$196	$152	29%	$185	6%

In Display Technologies, third-quarter sales were $827 million, up 10% sequentially, and net income was $196 million, up 29% sequentially. Corning’s volume grew approximately 10% sequentially. Sequential price declines were moderate, as expected.

Optical Communications

	Q3 2020	Q2 2020	% change	Q3 2019	% change
Net Sales	$909	$887	2%	$1,007	(10%)
Net Income Before Tax	$147	$104	41%	$162	(9%)
Net Income	$115	$81	42%	$127	(9%)

In Optical Communications, third-quarter sales were $909 million, up 2% sequentially as carrier spending and deployments remained stable and Enterprise sales grew slightly.

© 2020 Corning Incorporated. All Rights Reserved.

Corning Reports Third Quarter 2020 Results

Environmental Technologies

	Q3 2020	Q2 2020	% change	Q3 2019	% change
Net Sales	$379	$226	68%	$397	(5%)
Net Income Before Tax	$87	$—	*	$100	(13%)
Net Income	$69	$—	*	$79	(13%)

*Not Meaningful

In Environmental Technologies, third-quarter sales of $379 million were up 68% sequentially as light-duty and heavy-duty demand improved and OEMs increased production. Corning outperformed the underlying markets on strong GPF sales.

Specialty Materials

	Q3 2020	Q2 2020	% change	Q3 2019	% change
Net Sales	$570	$417	37%	$463	23%
Net Income Before Tax	$184	$114	61%	$117	57%
Net Income	$146	$90	62%	$92	59%

In Specialty Materials, sales grew 37% sequentially, driven by demand for premium glasses, Corning’s new glass-ceramic product (Ceramic Shield), and strength in the company’s products for the IT and wearable markets.

Life Sciences

	Q3 2020	Q2 2020	% change	Q3 2019	% change
Net Sales	$223	$243	(8%)	$256	(13%)
Net Income Before Tax	$36	$39	(8%)	$52	(31%)
Net Income	$28	$31	(10%)	$41	(32%)

In Life Sciences, sequential sales declined 8%. Corning expects sequential growth for the fourth quarter.

Upcoming Investor Events (Virtual)

On Nov. 10, Corning will attend the Baird Global Industrial Conference. On Nov. 11, Corning will attend the Morgan Stanley Life After COVID Conference. On Nov. 30, Corning will attend the Credit Suisse Annual Technology Conference. And on Dec. 10, Corning will attend the Barclays Global Technology, Media and Telecommunications Conference.

© 2020 Corning Incorporated. All Rights Reserved.

Corning Reports Third Quarter 2020 Results

Third-Quarter Conference Call Information

The company will host a third-quarter conference call on Tuesday, Oct. 27, at 8:30 a.m. EST. To participate, please call toll free (877) 710-0209 or for international access, call (315) 625-3068 approximately 10 to15 minutes prior to the start of the call. The Access Code is 994 8918. To listen to a live audio webcast of the call, go to Corning’s website at http://www.corning.com/investor_relations, click “Events,” and follow the instructions.

Presentation of Information in this News Release

This news release includes non-GAAP financial measures. Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Definitions of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found on the Company’s website by going to the Investor Relations page and clicking “Quarterly Results” under the “Financials and Filings” tab. These reconciliations also accompany this news release.

Caution Concerning Forward-Looking Statements

The statements in this release that are not historical facts or information and contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” and “target” and similar expressions are forward-looking statements.  These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. Such statements relate to future events that by their nature address matters that are, to different degrees, uncertain. These forward-looking statements relate to, among other things, the Company’s future operating performance, the Company's share of new and existing markets, the Company's revenue and earnings growth rates, the Company’s ability to innovate and commercialize new products, and the Company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the Company’s manufacturing capacity. These statements are subject to change and uncertainty which are, in many instances, beyond our control. There can be no assurance that future developments will be in accordance with management’s expectations. Actual results could differ materially from those expected by us, depending on the outcome of various factors. We do not undertake to update forward-looking statements.

© 2020 Corning Incorporated. All Rights Reserved.

Corning Reports Third Quarter 2020 Results

Although the Company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, current estimates and forecasts, general economic conditions, its knowledge of its business, and key performance indicators that impact the Company, actual results could differ materially.  The Company does not undertake to update forward-looking statements.  Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to: the duration and severity of the recent COVID-19 pandemic, and its ultimate impact across our businesses on demand, operations and our global supply chains; the effects of acquisitions, dispositions and other similar transactions; global business, financial, economic and political conditions; tariffs and import duties; currency fluctuations between the U.S. dollar and other currencies, primarily the Japanese yen, new Taiwan dollar, euro, Chinese yuan and South Korean won; product demand and industry capacity; competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; possible disruption in commercial activities due to terrorist activity, cyber-attack, armed conflict, political or financial instability, natural disasters, or major health concerns; loss of intellectual property due to theft, cyber-attack, or disruption to our information technology infrastructure; unanticipated disruption to equipment, facilities, IT systems or operations; effect of regulatory and legal developments; ability to pace capital spending to anticipated levels of customer demand; rate of technology change; ability to enforce patents and protect intellectual property and trade secrets; adverse litigation; product and components performance issues; retention of key personnel; customer ability, most notably in the Display Technologies segment, to maintain profitable operations and obtain financing to fund ongoing operations and manufacturing expansions and pay receivables when due; loss of significant customers; changes in tax laws and regulations including the 2017 Tax Cuts and Jobs Act; the impacts of audits by taxing authorities; the potential impact of legislation, government regulations, and other government action and investigations; and other risks detailed in Corning’s SEC filings.

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Web Disclosure

In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it uses its website (http://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors, or supplemental to information contained in this or other press releases. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

© 2020 Corning Incorporated. All Rights Reserved.

Corning Reports Third Quarter 2020 Results

About Corning Incorporated

Corning (www.corning.com) is one of the world's leading innovators in materials science, with a 169-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramic science, and optical physics along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people's lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries. Corning's capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping our customers capture new opportunities in dynamic industries. Today, Corning's markets include mobile consumer electronics, optical communications, automotive technologies, life sciences technologies, and display technologies.

Media Relations Contact:
Gabrielle Bailey

(607) 974-6394

baileygr@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

Follow Corning: RSS Feeds | Facebook | Twitter | YouTube

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; in millions, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Net sales	$3,001	$2,934	$7,953	$8,686
Cost of sales	2,000	1,917	5,635	5,505

Gross margin	1,001	1,017	2,318	3,181

Operating expenses:
Selling, general and administrative expenses	480	369	1,276	1,184
Research, development and engineering expenses	231	255	922	753
Amortization of purchased intangibles	33	28	87	85

Operating income	257	365	33	1,159

Equity in (losses) earnings of affiliated companies	(76)	23	17	81
Interest income	3	4	12	16
Interest expense	(70)	(55)	(201)	(161)
Translated earnings contract (loss) gain, net	(100)	86	5	163
Transaction-related gain, net	498		498
Other expense, net	(62)	(15)	(71)	(59)

Income before income taxes	450	408	293	1,199
Provision for income taxes	(23)	(71)	(33)	(271)

Net income attributable to Corning Incorporated	$427	$337	$260	$928

Earnings per common share attributable to Corning Incorporated:
Basic	$0.53	$0.40	$0.25	$1.10
Diluted	$0.48	$0.38	$0.24	$1.03

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions, except share and per share amounts)

	September 30,	December 31,
	2020	2019
Assets

Current assets:
Cash and cash equivalents	$2,514	$2,434
Trade accounts receivable, net of doubtful accounts and allowances	2,099	1,836
Inventories, net of inventory reserves	2,581	2,320
Other current assets	864	873
Total current assets	8,058	7,463

Investments	354	334
Property, plant and equipment, net of accumulated depreciation	15,449	15,337
Goodwill, net	2,427	1,935
Other intangible assets, net	1,332	1,185
Deferred income taxes	1,173	1,157
Other assets	1,474	1,487

Total Assets	$30,267	$28,898

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$256	$11
Accounts payable	1,176	1,587
Other accrued liabilities	2,417	1,923
Total current liabilities	3,849	3,521

Long-term debt	7,822	7,729
Postretirement benefits other than pensions	667	671
Other liabilities	5,072	3,980
Total liabilities	17,410	15,901

Commitments, contingencies and guarantees
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 3,100; Shares issued: 2,300	2,300	2,300
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1,722 million and 1,718 million	861	859
Additional paid-in capital – common stock	14,494	14,323
Retained earnings	16,065	16,408
Treasury stock, at cost; Shares held: 961 million and 956 million	(19,926)	(19,812)
Accumulated other comprehensive loss	(1,134)	(1,171)
Total Corning Incorporated shareholders’ equity	12,660	12,907
Noncontrolling interests	197	90
Total equity	12,857	12,997

Total Liabilities and Equity	$30,267	$28,898

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Cash Flows from Operating Activities:
Net income	$427	$337	$260	$928
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	361	368	1,041	1,026
Amortization of purchased intangibles	33	28	87	85
Loss on disposal of assets	32	33	107	45
Severance charges	6	18	141	25
Severance payments	(29)	(2)	(126)	(7)
Share-based compensation expense	62	13	127	43
Equity in losses (earnings) of affiliated companies	76	(23)	(17)	(81)
Deferred tax provision (benefit)	34	(51)	(96)	(85)
Retirement plan contributions and benefit payments (in excess of) less than expense	(53)	14	(57)	42
Customer deposits and incentives	59		184	2
Translated earnings contract loss (gain)	100	(86)	(5)	(163)
Unrealized translation (gains) losses on transactions	(65)	53	(54)	87
Tax assessment refunds			101
Asset impairment	22		217
Transaction-related gain, net	(498)		(498)
Changes in certain working capital items:
Trade accounts receivable	(308)	32	(281)	(169)
Inventories	187	(81)	240	(338)
Other current assets	(39)	(56)	(19)	(220)
Accounts payable and other current liabilities	96	277	(139)	(88)
Other, net	105	15	193	(119)
Net cash provided by operating activities	608	889	1,406	1,013

Cash Flows from Investing Activities:
Capital expenditures	(153)	(508)	(986)	(1,602)
Proceeds from sale or disposal of assets			27
Sale of equipment to related party		62		62
Realized (losses) gains on translated earnings contracts	(2)	1	10	39
Other, net	7	(55)	17	(33)
Net cash used in investing activities	(148)	(500)	(932)	(1,534)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt, net	3	349	212	349
Repayments of commercial paper, net		(446)
Proceeds from the exercise of stock options	36	7	49	43
Repurchases of common stock for treasury		(301)	(105)	(708)
Dividends paid	(204)	(192)	(587)	(554)
Other, net	22	12	16	37
Net cash used in financing activities	(143)	(571)	(415)	(833)
Effect of exchange rates on cash	39	(25)	21	(30)
Net increase (decrease) in cash and cash equivalents	356	(207)	80	(1,384)
Cash and cash equivalents at beginning of period	2,158	1,178	2,434	2,355
Cash and cash equivalents at end of period	$2,514	$971	$2,514	$971

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

(Unaudited)

GAAP Earnings per Common Share

The following table sets forth the computation of basic and diluted earnings per common share (in millions, except per share amounts):

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income attributable to Corning Incorporated	$427	$337	$260	$928
Less: Series A convertible preferred stock dividend	24	24	73	73
Net income available to common stockholders – basic	403	313	187	855
Add: Series A convertible preferred stock dividend	24	24		73
Net income available to common stockholders – diluted	$427	$337	$187	$928

Weighted-average common shares outstanding - basic	760	775	760	780
Effect of dilutive securities:
Stock options and other dilutive securities	14	7	8	8
Series A convertible preferred stock	115	115		115
Weighted-average common shares outstanding - diluted	889	897	768	903
Basic earnings per common share	$0.53	$0.40	$0.25	$1.10
Diluted earnings per common share	$0.48	$0.38	$0.24	$1.03

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Core net income attributable to Corning Incorporated	$380	$397	$775	$1,172
Less: Series A convertible preferred stock dividend	24	24	73	73
Core net income available to common stockholders - basic	356	373	702	1,099
Add: Series A convertible preferred stock dividend	24	24	73	73
Core net income available to common stockholders - diluted	$380	$397	$775	$1,172

Weighted-average common shares outstanding - basic	760	775	760	780
Effect of dilutive securities:
Stock options and other dilutive securities	14	7	8	8
Series A convertible preferred stock	115	115	115	115
Weighted-average common shares outstanding - diluted	889	897	883	903
Core basic earnings per common share	$0.47	$0.48	$0.92	$1.41
Core diluted earnings per common share	$0.43	$0.44	$0.88	$1.30

© 2020 Corning Incorporated. All Rights Reserved.

Use of Non-GAAP Financial Measures

CORE PERFORMANCE MEASURES

In managing the Company and assessing our financial performance, we adjust certain measures provided by our consolidated financial statements to exclude specific items to report core performance measures.  These items include gains and losses on our translated earnings contracts, acquisition-related costs, certain discrete tax items and other tax-related adjustments, restructuring, impairment losses, and other charges and credits, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or our equity affiliates.  Corning utilizes constant-currency reporting for our Display Technologies, Environmental Technologies, Specialty Materials and Life Sciences segments for the Japanese yen, South Korean won, Chinese yuan, new Taiwan dollar and the euro.  The Company believes that the use of constant-currency reporting allows investors to understand our results without the volatility of currency fluctuations and reflects the underlying economics of the translated earnings contracts used to mitigate the impact of changes in currency exchange rates on our earnings and cash flows.  Corning also believes that reporting core performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.

Core performance measures are not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for, GAAP reporting measures.  With respect to the Company’s outlook for future periods, it is not possible to provide reconciliations for these non-GAAP measures because the Company does not forecast the movement of foreign currencies against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of the Company’s control.  As a result, the Company is unable to provide outlook information on a GAAP basis.

For a reconciliation of non-GAAP performance measures to their most directly comparable GAAP financial measure, please see “Reconciliation of Non-GAAP Measures”.

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended September 30, 2020 and 2019

(Unaudited; amounts in millions, except per share amounts)

	Three months ended September 30, 2020
		Equity	Income before		Effective
	Net	(losses)	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$3,001	$(76)	$450	$427	5.1%	$0.48
Constant-currency adjustment (1)	6			(14)		(0.02)
Translation loss on Japanese yen-denominated debt (2)			39	31		0.03
Translated earnings contract loss (3)			99	77		0.09
Acquisition-related costs (4)			47	37		0.04
Discrete tax items and other tax-related adjustments (5)				(58)		(0.07)
Litigation, regulatory and other legal matters (6)			83	72		0.08
Restructuring, impairment and other charges and credits (7)			171	129		0.15
Equity in losses of affiliated companies (9)		85	85	66		0.07
Transaction-related gain, net (11)			(498)	(387)		(0.44)
Core performance measures	$3,007	$9	$476	$380	20.2%	$0.43

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

	Three months ended September 30, 2019
			Income before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$2,934	$23	$408	$337	17.4%	$0.38
Constant-currency adjustment (1)	35		20	63		0.07
Translation gain on Japanese yen-denominated debt (2)			(11)	(8)		(0.01)
Translated earnings contract gain (3)			(84)	(65)		(0.07)
Acquisition-related costs (4)			31	22		0.02
Discrete tax items and other tax-related adjustments (5)				(51)		(0.06)
Litigation, regulatory and other legal matters (6)			(24)	(19)		(0.02)
Restructuring, impairment and other charges and credits (7)			148	118		0.13
Core performance measures	$2,969	$23	$488	$397	18.6%	$0.44

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Nine Months Ended September 30, 2020 and 2019

(Unaudited; amounts in millions, except per share amounts)

	Nine months ended September 30, 2020
			Income before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported – GAAP	$7,953	$17	$293	$260	11.3%	$0.24
Constant-currency adjustment (1)	66		25	(33)		(0.04)
Translation loss on Japanese yen-denominated debt (2)			50	39		0.05
Translated earnings contract loss (3)			6	5		0.01
Acquisition-related costs (4)			104	79		0.10
Discrete tax items and other tax-related adjustments (5)				19		0.02
Litigation, regulatory and other legal matters (6)			108	92		0.12
Restructuring, impairment and other charges and credits (7)			733	549		0.71
Cumulative adjustment related to customer contract (8)	105		105	105		0.14
Equity in losses of affiliated companies (9)		61	61	48		0.06
Pension mark-to-market adjustment (10)			(2)	(1)		(0.00)
Transaction-related gain, net (11)			(498)	(387)		(0.50)
Core performance measures	$8,124	$78	$985	$775	21.3%	$0.88

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

	Nine months ended September 30, 2019
			Income before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$8,686	$81	$1,199	$928	22.6%	$1.03
Constant-currency adjustment (1)	119	1	93	137		0.15
Translation loss on Japanese yen-denominated debt (2)			10	9		0.01
Translated earnings contract gain (3)			(161)	(125)		(0.14)
Acquisition-related costs (4)			102	76		0.08
Discrete tax items and other tax-related adjustments (5)				(20)		(0.02)
Litigation, regulatory and other legal matters (6)			(24)	(19)		(0.02)
Restructuring, impairment and other charges and credits (7)		6	222	176		0.19
Equity in earnings of affiliated companies (9)		(11)	(11)	(9)		(0.01)
Pension mark-to-market adjustment (10)			24	19		0.02
Core performance measures	$8,805	$77	$1,454	$1,172	19.4%	$1.30

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended September 30, 2020 and 2019

(Unaudited; amounts in millions)

	Three months ended
	September 30, 2020
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	admin.	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%

As reported - GAAP	$1,001	33.4%	$480	$231	$290	9.7%
Translated earnings contract gain (3)	(2)				(2)
Acquisition-related costs (4)	7		(7)	(1)	15
Litigation, regulatory and other legal matters (6)			(83)		83
Restructuring, impairment and other charges and credits (7)	124		(21)	(18)	163

Core performance measures	$1,130	37.6%	$369	$212	$549	18.3%

	Three months ended
	September 30, 2019
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	admin.	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%

As reported - GAAP	$1,017	34.7%	$369	$255	$393	13.4%
Constant-currency adjustment (1)	21		(1)		22
Acquisition-related costs (4)	1				1
Litigation, regulatory and other legal matters (6)			24		(24)
Restructuring, impairment and other charges and credits (7)	117		(11)	(16)	144

Core performance measures	$1,156	38.9%	$381	$239	$536	18.1%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended June 30, 2020

(Unaudited; amounts in millions)

	Three months ended
	June 30, 2020
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	admin.	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%

As reported - GAAP	$756	29.5%	$401	$430	$(75)	(2.9%)
Constant-currency adjustment (1)	7		2		5
Translated earnings contract loss (3)	2				2
Litigation, regulatory and other legal matters (6)			(25)		25
Restructuring, impairment and other charges and credits (7)	98		(22)	(212)	332

Core performance measures	$863	33.3%	$356	$218	$289	11.2%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Nine Months Ended September 30, 2020 and 2019

(Unaudited; amounts in millions)

	Nine months ended
	September 30, 2020
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	admin.	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%

As reported - GAAP	$2,318	29.1%	$1,276	$922	$120	1.5%
Constant-currency adjustment (1)	28		3		25
Translated earnings contract gain (3)	(4)				(4)
Acquisition-related costs (4)	7		(8)	(1)	16
Litigation, regulatory and other legal matters (6)			(108)		108
Restructuring, impairment and other charges and credits (7)	383		(91)	(243)	717
Cumulative adjustment related to customer contract (8)	105				105

Core performance measures	$2,837	34.9%	$1,072	$678	$1,087	13.4%

	Nine months ended
	September 30, 2019
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	admin.	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%

As reported - GAAP	$3,181	36.6%	$1,184	$753	$1,244	14.3%
Constant-currency adjustment (1)	94		2		92
Acquisition-related costs (4)	6		(9)	(1)	16
Litigation, regulatory and other legal matters (6)			26		(26)
Restructuring, impairment and other charges and credits (7)	212		(17)	(16)	245

Core performance measures	$3,493	39.7%	$1,186	$736	$1,571	17.8%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three and Nine Months Ended September 30, 2020 and 2019

(Unaudited; amounts in millions)

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019

Cash flows from operating activities	$608	$889	$1,406	$1,013
Realized (losses) gains on translated earnings contracts	(2)	1	10	39
Premiums received from options contracts				11
Translation gains (losses) on cash balances	65	(53)	54	(87)
Other Adjustments		26		26

Adjusted cash flows from operating activities	$671	$863	$1,470	$1,002

Less: Capital expenditures	$153	$508	$986	$1,602

Free cash flow	$518	$355	$484	$(600)

© 2020 Corning Incorporated. All Rights Reserved.

Items which we exclude from GAAP measures to arrive at core performance measures are as follows:

(1)

Constant-currency adjustment:  Because a significant portion of segment revenues and expenses are denominated in currencies other than the U.S. dollar, management believes it is important to understand the impact on core net income of translating these currencies into U.S. dollars.  Display Technologies’ segment sales and net income are primarily denominated in Japanese yen, but also impacted by the South Korean won, Chinese yuan, and new Taiwan dollar.  Environmental Technologies and Life Science segments sales and net income are impacted by the euro, Chinese yuan and Japanese yen.  Presenting results on a constant-currency basis mitigates the translation impact and allows management to evaluate performance period over period, analyze underlying trends in the businesses, and establish operational goals and forecasts.  We establish constant-currency rates based on internally derived management estimates which are closely aligned with the currencies we have hedged.

Constant-currency rates are as follows:
	Currency	Japanese yen	Korean won	Chinese yuan	New Taiwan dollar	Euro
	Rate	¥107	₩1,175	¥6.7	NT$31	€.81

(2)	Translation loss (gain) on Japanese yen-denominated debt: We have excluded the gain or loss on the translation of the yen-denominated debt to U.S. dollars.
(3)

Translated earnings contract loss (gain):  We have excluded the impact of the realized and unrealized gains and losses of the Japanese yen, South Korean won, Chinese yuan, euro and new Taiwan dollar-denominated foreign currency hedges related to translated earnings, as well as the unrealized gains and losses of the British pound-denominated foreign currency hedges related to translated earnings.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(5)

Discrete tax items and other tax-related adjustments:  These include discrete period tax items such as NOL carryback benefit as allowed under CARES Act, changes in tax law, the impact of tax audits, changes in judgement about the realizability of certain deferred tax assets and other tax-related adjustments.

(6)

Litigation, regulatory and other legal matters:  Includes amounts that reflect developments in commercial litigation, intellectual property disputes, adjustments to the estimated liability for environmental-related items and other legal matters.

(7)

Restructuring, impairment and other charges and credits:  This amount includes restructuring, impairment losses and other charges and credits, as well as other expenses, primarily accelerated depreciation and asset write-offs, which are not related to continuing operations and are not classified as restructuring expense.

(8)

Cumulative adjustment related to customer contract:  The negative impact of a cumulative adjustment recorded during the first quarter of 2020 to reduce revenue in the amount of $105 million.  The adjustment was associated with a previously recorded commercial benefit asset, reflected as a prepayment, to a customer with a long-term supply agreement that is exiting its production of LCD panels.

(9)

Equity in losses (earnings) of affiliated companies:  These adjustments relate to costs not related to continuing operations of affiliated companies, such as restructuring, impairment losses, inventory adjustments, other charges and credits and settlements under “take-or-pay” contracts, including Corning’s share of HSG’s settlement of its pre-existing relationship of its long-term supply contract related to the HSG’s acquisition of TCS.

(10)

Pension mark-to-market adjustment:  Defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.

(11)	Transaction-related gain, net: Amount represents the pre-tax gain recorded on the previously held equity investment in HSG.

© 2020 Corning Incorporated. All Rights Reserved.